UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

August 30, 2021

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205,

Rockaway, NJ 07866

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	Nasdaq Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 9.01 Financial Statements and Exhibits.

On August 30, 2021, electroCore Inc. (the “Company”) entered into a securities purchase agreement with Dentons US LLP (“Dentons”) relating to the Company’s registered direct public offering (the “Offering”) of 952,380 shares of common stock to Dentons in consideration for the cancellation by Dentons of an outstanding financial obligation owed by the Company to Dentons in the amount of $1,000,000. The purchase price for each share offered is $1.05. The Company will not receive cash proceeds in connection with the issuance of these shares.

The shares of common stock issuable to Dentons are registered under the Securities Act of 1933, as amended, on the Company’s Registration Statement on Form S-3 (Registration No. 333-232655), previously filed with the Securities and Exchange Commission and declared effective on September 5, 2019. Dentons delivered an opinion as to legality of the issuance of the shares in the Offering, a copy of which is attached hereto as Exhibit 5.1.

Exhibit No.	Description of Exhibit

5.1	Opinion of Dentons US LLP.

23.1	Consent of Dentons US LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

August 30, 2021	/s/ Brian Posner
Brian Posner
Chief Financial Officer